Exhibit 99.1

Archipelago Announces Fourth Quarter and 2004 Year End Results

— Fourth Quarter Sees Continued Revenue Growth; Highlights for 2004 Include Highly Successful IPO —

CHICAGO, January 21, 2005 — /PRNewswire-FirstCall/ — Archipelago Holdings, Inc. (PCX: AX), owner and operator of the Archipelago Exchange® (ArcaEx®), the nation’s first totally open, all-electronic stock exchange, reported net income attributable to common stockholders of $59.3 million, or $1.38 per diluted share, for the year ended December 31, 2004, compared to $1.8 million, or $0.05 per diluted share, for the year ended December 31, 2003. On a sequential basis, for the fourth quarter of 2004, net income was $12.5 million, or $0.26 per diluted share, up from $7.5 million, or $0.17 per diluted share, reported for the third quarter of 2004.

Total revenues for the fourth quarter of 2004 were $138.7 million as compared to $127.1 million for the third quarter of 2004 and $131.4 million for the fourth quarter of 2003.

Jerry Putnam, Chairman and CEO of Archipelago, commented, “The fourth quarter proved to be another solid quarter for Archipelago.  We’ve been able to produce consistent results by focusing on cost efficiencies, such as completing the move to self-clearing for our routed trades and by remaining committed to providing our customers with enhanced tools and resources for trading.”

Full-Year Results

Total revenues for 2004 were $541.3 million, up 18.1% from $458.3 million in 2003.  Net income attributable to common stockholders was $59.3 million, which compares to net income of $1.8 million in 2003.  Diluted earnings per share for 2004 totaled $1.38 versus $0.05 in 2003.

“2004 was an outstanding year for Archipelago,” Putnam commented.  “We believe we remained at the forefront of innovation and progress in the electronic trading environment, much to the benefit of our company and the investment community as a whole.  Early successes in 2005 – from our announced acquisition of the PCX and its options business to AIG’s dual listing – suggest we are in a position to make an even greater impact in the year ahead.”

Fourth Quarter Financial Highlights

•      Pre-tax income increased to $20.8 million for the fourth quarter of 2004, an $8.4 million improvement from the comparable period in 2003.

•      Total revenues increased to $138.7 million for the fourth quarter of 2004 from $131.4 in the fourth quarter of 2003.  In the fourth quarter of 2004, market data fees included $1.7 million received from Nasdaq in December 2004 representing payment for market data fees earned in 2003.

•      Cost of revenues declined $5.9 million to $80.1 million for the fourth quarter of 2004 from $86.0 million for the same period in 2003.

•      Gross margin increased to $58.6 million for the fourth quarter of 2004 from $45.4 million for the fourth quarter of 2003, representing an increase of $13.2 million, or 29.1%.  As a percentage of total revenues, gross margin increased to 42.2% for the fourth quarter of 2004 from 34.6% for the fourth quarter of 2003.

•      Liquidity payments increased slightly to $51.7 million, or 37.3% of total revenues, in the fourth quarter of 2004 from $48.6 million, or 37.0% of total revenues, in the fourth quarter of 2003.

•      Clearance, brokerage and other transaction expenses declined to $6.8 million, or 4.9% of total revenues, in the fourth quarter of 2004 from $12.8 million, or 9.7% of total revenues, in the fourth quarter of 2003.

•      Indirect expenses increased to $39.0 million for the fourth quarter of 2004 from $33.5 million in the fourth quarter of 2003.

•      As of December 31, 2004, Archipelago had $177.9 million of cash and cash equivalents and no long-term debt.

Fourth Quarter Business and Volume Highlights

•      Clients executed 36.2 billion shares or 13.9% of total U.S. equity securities on ArcaEx during the fourth quarter of 2004 compared to 34.0 billion shares or 14.3% in the fourth quarter a year ago.

•      ArcaEx market share decreased to 23.7% in Nasdaq-listed stocks from 26.6% in the third quarter of 2004 and 26.9% from the fourth quarter of 2003.

•      ArcaEx market share increased to 2.3% in NYSE-listed stocks from 1.8% in the third quarter of 2004 and 1.2% from the fourth quarter of 2003.

•      ArcaEx market share was 25.6% in AMEX-listed stocks down slightly from 26.2% in the third quarter of 2004 and up from 14.1% from the fourth quarter of 2003.

•      The movement of the listing of QQQ from Amex to Nasdaq in December 2004 caused our market share of Tape B trades to decline from 53.4% in November 2004 to 48.8% in December 2004, which in turn reduced the market data fees we earned from trading this ETF.  The impact of this change on our December 2004 results was a reduction in gross margin of approximately $0.2 million.

•      The internal match rate rose slightly to 87.4% on ArcaEx compared to an internal match rate of 87.1% in the third quarter of 2004 and 85.5% in the fourth quarter a year ago.

•      In January 2005, Archipelago Securities completed its transition to self-clearing.

Fiscal 2004 Business and Volume Highlights

•      ArcaEx achieved a new total daily volume record trading over 800 million shares on January 29, 2004. This included a new record of approximately 125 million listed shares traded.

•      Clients executed 140.3 billion shares or 14.2% of total U.S. equity securities on Archipelago during 2004 compared to 116.8 billion shares or 12.6% a year ago.

•      ArcaEx market share was 25.3% in Nasdaq-listed stocks in 2004, up from 24.6% in 2003.

•      ArcaEx market share was 1.8% in NYSE-listed stocks, up from 1.1% in 2003.

•      ArcaEx market share was 22.7% in AMEX-listed stocks in 2004, up from 12.2% in 2003.

•      ArcaEx formed a Corporate Client Group focused on listings.

•      Archipelago Holdings had a highly successful IPO in August.

•      Archipelago launched an advertising campaign dedicated to branding ArcaEx and to winning new primary and dual listings.

About Archipelago

Archipelago Holdings, Inc. (PCX: AX) owns and operates the Archipelago Exchange (ArcaEx). ArcaEx is the first totally open all-electronic stock market in the United States. Through its alliance with the Pacific Exchange, Inc., Archipelago operates ArcaEx as the exclusive equities trading facility of PCX Equities, Inc. Through ArcaEx, Archipelago customers can trade over 8,000 equity securities, including securities listed on the New York Stock Exchange®, Nasdaq®, American Stock Exchange® and Pacific Exchange®. ArcaEx is regulated by the Pacific Exchange. Archipelago Holdings, Inc., announced on January 3, 2005 that the company had entered into a definitive agreement to acquire PCX Holdings, Inc., parent company of the Pacific Exchange and PCX Equities, Inc.

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Archipelago’s current expectations and involve risks and uncertainties that could cause Archipelago’s actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Factors that could cause Archipelago’s results to differ materially from current expectations include without limitation: general economic and business conditions, industry trends, competitive conditions, regulatory developments as well as other risks identified in Archipelago’s Prospectus, dated August 12, 2004, filed with the Securities and Exchange Commission, which is available on Archipelago’s website. This press release is for informational purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

Contacts:

Margaret Nagle, 312-442-7083 (Press)

Patrick Murphy, 312-442-7005 (Investor Relations)

Archipelago Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2004	2004	2003	2004	2003
	(unaudited)			(unaudited)
Revenues
Transaction fees	$120,392	$112,738	$121,174	$484,208	$428,428
Market data fees	18,141	14,285	10,143	56,598	29,461
Listing fees	121	118	42	445	449
Total revenues	138,654	127,141	131,359	541,251	458,338

Cost of revenues
Liquidity payments	51,696	47,504	48,630	200,655	152,834
Routing charges	21,563	20,289	24,563	90,364	115,050
Clearance, brokerage and other transaction expenses	6,828	8,888	12,769	39,141	65,717
Total cost of revenues	80,087	76,681	85,962	330,160	333,601

Gross margin	58,567	50,460	45,397	211,091	124,737
Gross margin as a % of total revenues	42.2%	39.7%	34.6%	39.0%	27.2%

Indirect expenses
Employee compensation and benefits	11,041	10,589	10,782	42,794	39,986
Depreciation and amortization	5,452	4,976	11,020	26,680	30,530
Communications	5,380	5,058	4,218	19,598	20,687
Marketing and promotion	7,979	7,825	2,746	20,286	8,267
Legal and professional	2,908	2,736	1,729	11,520	8,611
Occupancy	1,412	1,211	1,025	4,609	4,155
General and administrative	4,834	3,215	2,023	12,605	11,668
Total indirect expenses	39,006	35,610	33,543	138,092	123,904

Operating income	19,561	14,850	11,854	72,999	833
Interest and other, net	1,235	950	553	2,897	940
Income before income tax expense (benefit)	20,796	15,800	12,407	75,896	1,773
Income tax expense (benefit)	8,271	(1,315)	—	6,956	—
Net income	12,525	17,115	12,407	68,940	1,773
Deemed dividend on convertible preferred shares	—	(9,619)	—	(9,619)	—
Net income attributable to common stockholders	$12,525	$7,496	$12,407	$59,321	$1,773

Per share data:

Basic income before income tax expense (benefit) per share	$0.44	$0.38	$0.34	$1.88	$0.05
Basic income tax expense (benefit) per share	(0.18)	0.03	—	(0.17)	—
Basic net income per share	0.27	0.41	0.34	1.71	0.05
Basic deemed dividend per share	—	(0.23)	—	(0.24)	—
Basic net income attributable to common stockholders per share, GAAP	$0.27	$0.18	$0.34	$1.47	$0.05

Diluted income before income tax expense (benefit) per share	$0.44	$0.36	$0.32	$1.77	$0.05
Diluted income tax expense (benefit) per share	(0.17)	0.03	—	(0.16)	—
Diluted net income per share	0.26	0.39	0.32	1.61	0.05
Diluted deemed dividend per share	—	(0.22)	—	(0.22)	—
Diluted net income attributable to common stockholders per share, GAAP	$0.26	$0.17	$0.32	$1.38	$0.05

Basic weighted average shares outstanding (a)	47,137	41,640	36,169	40,301	36,169
Diluted weighted average shares outstanding (a)	47,635	43,994	38,275	42,915	36,980

(a)   Adjusted to reflect our recapitalization from a Delaware limited liability company to a Delaware corporation on August 11, 2004.

Archipelago Holdings, Inc.
Consolidated Statements of Financial Condition
(In thousands)

	December 31,	December 31,
	2004	2003
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$177,878	$111,815
Accounts receivable, net	73,126	77,214
Total current assets	251,004	189,029

Fixed assets, net	49,495	49,753
Goodwill	131,865	129,666
Other intangible assets, net	92,169	93,796
Deferred tax asset, net	1,701	—
Other assets	8,076	3,648
Total assets	$534,310	$465,892

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$71,892	$104,372
Current portion of note payable and capital lease obligations	1,545	4,089
Total current liabilities	73,437	108,461

Note payable	—	2,593
Capital lease obligations	—	1,545
Total liabilities	73,437	112,599

Redeemable convertible preferred shares	—	50,000

Stockholders’ equity
Members’ equity	—	303,293
Common stock	471	—
Additional paid-in capital	451,625	—
Unearned stock-based compensation	(19)	—
Retained earnings	8,796	—
Total stockholders’ equity	460,873	303,293
Total liabilities and stockholders’ equity	$534,310	$465,892

Archipelago Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2004	2003
Cash flows from operating activities	(unaudited)
Net income	$68,940	$1,773
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,053	29,445
Amortization of other intangible assets	1,627	1,085
Provision for doubtful accounts	(900)	8,020
Deferred taxes	(1,701)	—
Stock-based compensation	151	334
Tax benefit from stock option exercises	18	—
Gain on sale of investment owned	—	(232)
Changes in operating assets and liabilities:
Accounts receivable	4,988	(40,977)
Other assets	(4,428)	1,172
Accounts payable and accrued expenses	(32,480)	30,774
Net cash provided by operating activities	61,268	31,394

Cash flows from investing activities
Additions to fixed assets	(24,795)	(23,361)
Proceeds from sale of investments	—	2,202
Net cash used in investing activities	(24,795)	(21,159)

Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts	67,646	—
Direct costs of initial public offering	(6,777)	—
Cash distribution to former Members	(24,613)	—
Proceeds from exercises of stock options	16
Proceeds from issuance of redeemable convertible preferred shares	—	50,000
Costs related to issuance of redeemable convertible preferred shares	—	(1,636)
Proceeds from issuance of note payable	—	5,681
Repayments of note payable	(4,429)	(1,252)
Principal payments under capital lease obligations	(2,253)	(177)
Net cash provided by financing activities	29,590	52,616

Net increase in cash and cash equivalents	66,063	62,851
Cash and cash equivalents at beginning of year	111,815	48,964
Cash and cash equivalents at end of year	$177,878	$111,815

Archipelago Holdings, Inc.
Operating Data
(unaudited)

	Three months ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2004	2004	2003	2004	2003

Trading Days	64	64	64	252	252

Total U.S. market volume (millions of shares)(1)	260,045	220,785	238,011	990,511	926,500
Our total U.S. market volume (millions of shares)(1)	36,168	32,793	33,955	140,306	116,800

Our share of total U.S. market volume(1)(2)	13.91%	14.85%	14.27%	14.17%	12.61%
% of handled shares matched internally(3)	10.84%	11.50%	10.73%	10.85%	8.58%
% of handled shares routed out(3)	3.07%	3.35%	3.54%	3.32%	4.03%

Total volume of Nasdaq-listed securities (millions of shares)	121,008	99,636	112,636	455,550	424,607
Our total volume of Nasdaq-listed securities (millions of shares)	28,682	26,460	30,253	115,008	104,312

Our share of total volume of Nasdaq-listed securities(2)	23.70%	26.56%	26.86%	25.25%	24.57%
% of handled shares matched internally(3)	18.26%	20.31%	20.29%	19.20%	16.78%
% of handled shares routed out(3)	5.44%	6.25%	6.57%	6.05%	7.79%

Total volume of NYSE-listed securities (millions of shares)	120,810	104,025	107,901	460,455	439,608
Our volume in NYSE-listed securities (millions of shares)	2,828	1,843	1,245	8,375	4,904

Our share of total volume of NYSE-listed securities(2)	2.34%	1.77%	1.15%	1.82%	1.12%
% of handled shares matched internally(3)	1.69%	1.22%	0.70%	1.21%	0.54%
% of handled shares routed out(3)	0.65%	0.55%	0.45%	0.61%	0.58%

Total volume of AMEX-listed securities (millions of shares)	18,227	17,124	17,474	74,506	62,285
Our volume in AMEX-listed securities (millions of shares)	4,658	4,490	2,457	16,924	7,585

Our share of total volume on AMEX-listed secutities(2)	25.56%	26.22%	14.06%	22.71%	12.18%
% of handled shares matched internally(3)	22.28%	22.74%	11.12%	19.45%	9.41%
% of handled shares routed out(3)	3.28%	3.48%	2.94%	3.26%	2.77%

Our ETF volume (millions of shares)	4,618	4,190	1,969	15,637	6,349

Our U.S. equity transaction volume (thousands of transactions)	112,255	103,543	87,591	416,629	295,107

Our average U.S. equity transaction size (shares per transaction)	322	317	388	337	396
Our average U.S. equity transactions per day (thousands of transactions)	1,754	1,618	1,390	1,653	1,176

Our average transaction-related revenue (per share)(4)	$0.0033	$0.0034	$0.0036	$0.0035	$0.0037
Our average transaction-related cost of revenue (per share)(5)	$0.0020	$0.0021	$0.0022	$0.0021	$0.0023
Our average transaction-related gross margin (per share)(6)	$0.0013	$0.0013	$0.0014	$0.0014	$0.0014

% of customer order volume matched internally(7)	87.4%	87.1%	85.5%	86.6%	80.6%
% of customer order volume routed out(7)	12.6%	12.9%	14.5%	13.4%	19.4%

(1)

U.S. market volume is calculated based on the number of shares of equity securities traded on the NYSE, AMEX and Nasdaq, including exchange-traded funds, as reported in the consolidated tape. The “consolidated tape” is the system that continuously provides the last sale price and volume of securities transactions in listed securities to the public.

(2)

Our market share is calculated based on the number of shares handled on the Archipelago system as a percentage of total volume. For example, if a customer’s 10,000 share buy order is matched with another customer’s 10,000 share sell order in our internal liquidity pool, our handled volume will be 10,000 shares. If the buy or sell order were routed out, our handled volume would still be 10,000 shares.

(3)	Represents our share of the total volume of such securities handled on ArcaEx that was either matched internally on ArcaEx or routed out to an external market center.

(4)

The per share amount is calculated based on our total revenues derived from transaction fees of $120.4 million, $112.7 million and $121.2 million for the three months ended December 31, 2004, September 30, 2004 and December 31, 2003, respectively, and $484.2 million and $428.4 million for the years ended December 31, 2004 and and 2003, respectively.

(5)

The per share amount is calculated based on our cost of revenues derived from transaction fees, which consist of routing charges and liquidity payments, of $73.3 million, $67.8 million and $73.2 million for the three months ended December 31, 2004, September 30, 2004 and December 31, 2003, respectively, and $291.0 million and $267.9 million for the years ended December 31, 2004 and 2003, respectively, and our total U.S. market volume for the relevant period. The cost of revenue from transaction fees used in the per share computation does not include clearance, brokerage and other transaction expenses.

(6)	The per share amount is calculated based on our net revenues received from transaction fees, and our total U.S. market volume for the relevant period.

(7)

The percentage of customer order volume matched internally is calculated by dividing the volume of customer orders executed within our internal liquidity pool (including the volume of both buy orders and sell orders) by the total volume of customer orders (again including the volume of both buy orders and sell orders when such orders are matched internally). The percentage of customer orders routed out is calculated by dividing the volume of customer orders routed to market centers by the total volume of customer orders.